As filed with the Securities and Exchange Commission on December 20, 2002
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOCUMENTUM, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	6801 Koll Center Parkway Pleasanton, California 94566-3145 (Address, including zip code, of Registrant’s principal executive offices)	95-4261421 (I.R.S. Employer Identification No.)

EROOM TECHNOLOGY, INC. 1996 STOCK PLAN
(Full title of the plan)

David DeWalt
President and Chief Executive Officer
Documentum, Inc.
6801 Koll Center Parkway
Pleasanton, California 94566-3145
(925) 600-6800
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
David J. Segre, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee (3)

Documentum, Inc. Common Stock, $0.001 par value per share, to be issued upon exercise of options granted under the eRoom Technology, Inc. 1996 Stock Plan	32,902 shares	$0.05	$1,645.10	$0.15
	24,452 shares	$0.22	$5,379.44	$0.49
	35,260 shares	$0.54	$19,040.40	$1.75
	90,405 shares	$0.76	$68,707.80	$6.32
	44,756 shares	$1.62	$72,504.72	$6.67
	305,565 shares	$3.24	$990,030.60	$91.08
	570,675 shares	$4.32	$2,465,316.00	$226.81
	483,702 shares	$9.70	$4,691,909.40	$431.66
	17,391 shares	$15.63	271,821.33	$25.01
Total	1,605,108 shares		$8,586,354.79	$789.94

1.	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

2.	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the exercise prices per share and the aggregate exercise prices, respectively, of issued and outstanding options under the eRoom Technology, Inc. 1996 Stock Plan (the “eRoom Plan”), as adjusted in accordance with the terms and conditions set forth in the Agreement and Plan of Reorganization dated October 3, 2002, among the Registrant, eRoom Technology, Inc. and certain other parties (the “Merger Agreement”).

3.	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $92 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

          This Registration Statement covers an aggregate of 1,605,108 shares of Common Stock of Registrant issuable upon exercise of options granted pursuant to the eRoom Plan. eRoom Technology was acquired by the Registrant on December 10, 2002. Pursuant to the terms of the Merger Agreement, the Registrant assumed all of the then outstanding options granted under the eRoom Plan to purchase an aggregate of 3,460,683 shares of eRoom Technology Common Stock, which is convertible into an aggregate of 1,605,108 shares of Documentum Common Stock, assuming the exercise of all outstanding eRoom options. No additional options or other rights will be granted by Documentum under the eRoom Plan.

DOCUMENTUM, INC.
REGISTRATION STATEMENT ON FORM S-8

Item 1.     Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.     Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by Documentum, Inc. (the “Registrant”):

1.	Documentum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002.

2.	Documentum’s Current Report on Form 8-K filed with the Commission on April 2, 2002.

3.	Documentum’s Amended Current Report on Form 8-K/A filed with the Commission on April 11, 2002.

4.	Documentum’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the Commission on May 15, 2002.

5.	Documentum’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002, filed with the Commission on August 14, 2002.

6.	Documentum’s Amended Current Report on Form 8-K/A filed with the Commission on August 29, 2002.

7.	Documentum’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, filed with the Commission on August 29, 2002.

8.	Documentum’s Current Report on Form 8-K filed with the Commission on October 8, 2002.

9.	Documentum’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, filed with the Commission on November 14, 2002.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

Not applicable.

Item 5.     Interests of Named Experts and Counsel

Not applicable.

Item 6.     Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys ’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article VI of the Amended and Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exception, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by Delaware General Corporation Law.

Article XI of the Amended and Restated Bylaws of the Registrant provides in effect that, subject to certain limited exception, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by Registrant to the fullest extent authorized or permitted by law, subject to certain limited exceptions.

Item 7.     Exemption from Registration Claimed

Not applicable.

Item 8.     Exhibits

a.

Exhibit Number	Document

(1) 4.1	Registrant’s Amended and Restated Certificate of Incorporation

(2) 4.2	Registrant’s Amendment to Amended and Restated Certificate of Incorporation

(3) 4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock

(4) 4.4	Registrant’s Amended and Restated Bylaws

(5) 4.5	Registrant’s Amendment to Amended and Restated Bylaws

(4) 4.6	Specimen stock certificate

(2) 4.7	Registration Rights Agreement dated July 16, 1998 between the Registrant and certain stockholders

(3) 4.8	Rights Agreement dated as of February 3, 1999 among Registrant and BankBoston, N.A.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

23.1	Consent of KPMG LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page 7 hereto)

99.1	eRoom Technology, Inc. 1996 Stock Plan

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-01832).

(2)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 (No. 333-59331) filed July 17, 1998.

(3)	Filed as an exhibit to Registrant’s current report on Form 8-K dated February 3, 1999.

(4)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1, as amended (no. 33-80047).

(5)	Filed as an exhibit to Registrant’s Form 10-Q for the quarterly period ended June 30, 1998, filed August 13, 1998.

b.  Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.     Undertakings

(a)        The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference into this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Documentum, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, State of California, on the 20th day of December, 2002.

Documentum, Inc.

By:	/s/ DAVID DEWALT

David DeWalt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David DeWalt and Mark Garrett, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID DEWALT David DeWalt	President, Chief Executive Officer and Director (principal executive officer)	December 20, 2002

/s/ MARK GARRETT Mark Garrett	Chief Financial Officer and Vice President (principal financial and accounting officer)	December 20, 2002

/s/ JEFFREY A. MILLER Jeffrey A. Miller	Chairman of the Board (Director)	December 20, 2002

/s/ ROBERT V. ADAMS Robert V. Adams	Chairman Emeritus (Director)	December 20, 2002

/s/ MICHAEL PEHL Michael Pehl	Director	December 20, 2002

/s/ GARY BANKS Gary Banks	Director	December 20, 2002

/s/ GEOFFREY A. MOORE Geoffrey A. Moore	Director	December 20, 2002

/s/ JOHN HAMM John Hamm	Director	December 20, 2002

INDEX TO EXHIBITS

(1) 4.1	Registrant’s Amended and Restated Certificate of Incorporation

(2) 4.2	Registrant’s Amendment to Amended and Restated Certificate of Incorporation

(3) 4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock

(4) 4.4	Registrant’s Amended and Restated Bylaws

(5) 4.5	Registrant’s Amendment to Amended and Restated Bylaws

(4) 4.6	Specimen stock certificate

(2) 4.7	Registration Rights Agreement dated July 16, 1998 between the Registrant and certain stockholders

(3) 4.8	Rights Agreement dated as of February 3, 1999 among Registrant and BankBoston, N.A.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

23.1	Consent of KPMG LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page 7 hereto)

99.1	Registrant’s eRoom Technology, Inc. 1996 Stock Plan

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-01832).

(2)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 (No. 333-59331) filed July 17, 1998.

(3)	Filed as an exhibit to Registrant’s current report on Form 8-K dated February 3, 1999.

(4)	Filed as an exhibit to Registrant’s Registration Statement on Form S-1, as amended (no. 33-80047).

(5)	Filed as an exhibit to Registrant’s Form 10-Q for the quarterly period ended June 30, 1998, filed August 13, 1998.